Exhibit 4.7

Warrant Agreement

Dated as of June 16, 2014

WARRANT AGREEMENT, (this “Agreement”) dated as of June 16, 2014, by Asterias Biotherapeutics, Inc., a Delaware corporation (the "Company"), for the benefit of each registered holder of a Warrant described herein (a “Holder”).

Section 1.                 Issuance of Warrants.

1.1           Number of Warrants; Expiration Date.  The Company is issuing common share purchase warrants, as hereinafter described (the “Warrants”), to purchase up to an aggregate of 5,000,000 shares of its Series B Common Stock, par value $0.0001 per share (the “Common Stock”), to the undersigned original Holders pursuant to a Stock and Warrant Purchase Agreement dated as of June 13, 2014; provided, however, that if prior to the date on which a Warrant is exercised all of the outstanding shares of Series B Common Stock of the Company shall have been converted into shares of Series A Common Stock of the Company, upon the exercise of the Warrant the Company shall issue shares of Series A Common Stock in lieu of shares of Series B Common Stock. The Warrants shall be represented by a certificate in substantially the form of Exhibit A hereto.  Subject to the terms of this Agreement, a Holder of any of such Warrant (including any Warrants into which a Warrant may be divided) shall have the right, which may be exercised, in whole or in part, at any time on or after the date hereof and prior to 5:00 p.m., New York Time on June 15, 2015 (the “Expiration Date”), to purchase from the Company, at the Warrant Price (as defined herein) then in effect, the number of fully paid and nonassessable common shares, no par value, of the Company (“Warrant Shares”) determined as provided in this Agreement and specified in such Warrant.  The Warrants may not be exercised or transferred after the Expiration Date.

1.2           Form of Warrant.  The text of the Warrants and of the Purchase Form shall be substantially as set forth in Exhibit A attached hereto.  The price per Warrant Share and the number of Warrant Shares issuable upon exercise of each Warrant are subject to adjustment upon the occurrence of certain events, all as hereinafter provided.  The Warrants shall be executed on behalf of the Company by its Chief Executive Officer, President, or Chief Operating Officer, or a Vice President under its corporate seal reproduced thereon attested by its Chief Financial Officer, or Secretary or any Assistant Secretary.  The signature of any such officers on the Warrants may be manual or facsimile, provided, however, that the signature of any such officers must be manual until such time as a warrant agent is appointed.

1.3           Signatures; Date of Warrants.  Warrants bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrants or did not hold such offices on the date of this Agreement.  In the event that the Company shall appoint a warrant agent to act on its behalf in connection with the division, transfer, exchange or exercise of Warrants, the Warrants issued after the date of such appointment shall be dated as of the date of countersignature thereof by the warrant agent upon division, exchange, substitution or transfer.  Until such time as the Company shall appoint a warrant agent, Warrants shall be dated as of the date of execution thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

1.4           Countersignature of Warrants.  In the event that the Company shall appoint a warrant agent to act on its behalf in connection with the division, transfer, exchange or exercise of Warrants, the Warrants issued after the date of such appointment shall be countersigned by the warrant agent (or any successor to the warrant agent then acting as warrant agent) and shall not be valid for any purpose unless so countersigned.  Warrants may be countersigned, however, by the warrant agent (or by its successor as warrant agent hereunder) and may be delivered by the warrant agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery.  The warrant agent (if so appointed) shall, upon written instructions of the President, Chief Executive Officer, Chief Operating Officer, a Vice President, or the Chief Financial Officer of the Company, countersign, issue and deliver the Warrants and shall countersign and deliver Warrants as otherwise provided in this Agreement.

Section 2.                 Exercise of Warrants; Restrictions.

2.1           Exercise of Warrants.  (a) A Warrant may be exercised upon (i) surrender of the certificate or certificates evidencing the Warrant to be exercised, together with the form of election to purchase on the reverse thereof duly completed and signed, to the Company at its principal office (or if appointed, the principal office of the warrant agent) and  (ii) payment of the Warrant Price (as defined and determined in accordance with the provisions of Section 3 and Section 6 to the Company (or if appointed, to the warrant agent for the account of the Company), for the number of Warrant Shares in respect of which such Warrants are then exercised.  Payment of the aggregate Warrant Price shall be made by bank wire transfer to the account of the Company or bank cashier's check.

(b)           Subject to Section 2.2 and Section 5, sixty-one (61) days following the surrender of the Warrant with the form of election to purchase on the reverse thereof duly completed and signed, and provided that payment of the Warrant Price has been received, the Company (or if appointed, the warrant agent) shall promptly, and in any event within three (3) business days following the aforesaid sixty-one day period, cause to be issued and delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrant, together with cash, as provided in Section 8, in respect of any fractional Warrant Shares otherwise issuable upon such exercise.  Such Warrant Share certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the later of (i) the sixty first day after the surrender of such Warrants with the form of election to purchase on the reverse thereof duly completed and signed, and (ii) the date on which payment of the Warrant Price, as aforesaid, shall have been received by the Company (or if appointed, to the warrant agent for the account of the Company), for such Warrant Shares.  The rights of purchase represented by the Warrant shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part.  In the event that a certificate evidencing the Warrant is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the date of expiration of the Warrant, a new certificate evidencing the unexercised portion of the Warrant will be issued, and the warrant agent (if so appointed) is hereby irrevocably authorized to countersign and to deliver the required new Warrant certificate or certificates pursuant to the provisions of this Section 2.1.  The Company, whenever required by the warrant agent (if appointed), will supply the warrant agent with Warrant certificates duly executed on behalf of the Company for such purpose.

2.2           Restrictions on Exercise of Warrants.  (a)  The Warrants may not be exercised unless registered under the Securities Act of 1933, as amended (the “Act”) or an exemption from such registration is available.

(b)            Unless the Warrant and Warrant Shares have been registered under the Act and under any applicable state securities laws, each person who is exercising a Warrant will be required to give written certification that he, she or it is an “accredited investor” or a written opinion of counsel, acceptable to the Company and to the transfer agent of the Common Stock, to the effect that exercise of the Warrant and the issuance of the Warrant Shares are exempt from registration under the Act and under any applicable state securities laws.

(c)            The Company shall be entitled to obtain, as a condition precedent to its issuance of any certificates representing Warrant Shares or any other securities issuable upon any exercise of a Warrant, a letter or other instrument from the Holder containing such covenants, representations or warranties by such Holder as reasonably deemed necessary by the Company to effect compliance by the Company with the requirements of the Act and any other applicable United States federal and/or state securities laws.

(d)            Any exercise, attempt to exercise, or purported exercise of a Warrant in violation of the restrictions set forth in this Section 2.2 shall be deemed null and void and of no binding effect.

(e)            The Company will refuse to issue, and will issue instructions to the transfer agent and registrar of its Common Stock to refuse to issue, any Warrant Shares upon any exercise not made pursuant to registration under the Act and applicable state securities laws, or pursuant to an available exemption from registration under the Act and applicable state securities laws.

Section 3.                Warrant Price.  Subject to any adjustments required by Section 6, the price per share at which Warrant Shares shall be purchasable upon exercise of a Warrant (as to any particular Warrant, the “Warrant Price”) shall be Two Dollars and Thirty Four Cents ($2.34) per share.

Section 4.                Transferability of Warrants and Warrant Shares; Restrictions on Transfer.

4.1           Registration.  Each Warrant shall be numbered and shall be registered on the books of the Company (the “Warrant Register”) as issued.  The Company and the warrant agent (if appointed) shall be entitled to treat the Holder of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of any Warrant which is registered or to be registered in the name of a fiduciary or the nominee of a fiduciary upon the instruction of such fiduciary, unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith.  Each Warrant shall initially be registered in the name of the person to whom it is originally issued.

4.2           Transfer.  Subject to Section 4.3, the Warrants shall be transferable only on the Warrant Register upon delivery of the Warrant certificate duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer.  In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Company (or the warrant agent, if appointed).  In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Company (or the warrant agent, if appointed) in its discretion.  Upon any registration of transfer, the Company shall execute and deliver (or if appointed, the warrant agent shall countersign and deliver) a new Warrant or Warrants to the persons entitled thereto.

4.3           Restrictions on Transfer of Warrants and Warrant Shares.  (a)  The Warrants, and any Warrant Shares issued upon the exercise of the Warrants, may not be sold, pledged, hypothecated, transferred or assigned, in whole or in part, unless a registration statement under the Act, and under any applicable state securities laws, is effective therefor, or an exemption from such registration is then available and an opinion of counsel, acceptable to the Company and to the transfer agent or warrant agent, if any, has been rendered stating that such sale, pledge, hypothecation, transfer or assignment will not violate the Act or any other United States federal or state securities laws.

(b)            As a condition precedent to the registration of transfer and issuance of any certificates representing Warrants or Warrant Shares upon transfer, the Company shall be entitled to obtain a letter or other instrument from the Holder containing such covenants, representations or warranties by such Holder as reasonably deemed necessary by the Company to effect compliance by the Company with the requirements of the Act and any other applicable federal and/or state securities laws.

(c)            Any sale, pledge, hypothecation, transfer, or assignment of a Warrant or Warrant Shares in violation of the foregoing restrictions shall be deemed null and void and of no binding effect.

(d)            The Company will issue instructions to any warrant agent that may be appointed, and to the transfer agent and registrar of its Common Stock, to refuse to register the transfer of any Warrant and Warrant Shares not made pursuant to registration under the Act and applicable state securities laws, or pursuant to an available exemption from registration under the Act and applicable state securities laws.

Section 5.                Payment of Taxes.  The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrant or certificates for Warrant Shares in a name other than that of the registered Holder of such Warrants or Warrant Shares.

Section 6.                Adjustment of Warrant Price and Number of Warrant Shares.  The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter defined.

6.1          Adjustments.  The number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows:

(a)            If the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) reclassify or change (including a change to the right to receive, or a change into, as the case may be (other than with respect to a merger or consolidation pursuant to the exercise of appraisal rights), shares of stock, other securities, property, cash or any combination thereof) its Common Stock (including any such reclassification or change in connection with a consolidation or merger in which the Company is the surviving corporation), the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company or other property which the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto.  An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b)            If the Company shall issue rights, options or warrants to all holders of its outstanding Common Stock, without any charge to such holders, entitling them to subscribe for or purchase shares of Common Stock at a price per share which is lower at the record date mentioned below than the then current market price per share of Common Stock, the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase in connection with such rights, options or warrants, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate exercise price for the total number of shares of Common Stock issuable upon exercise of such rights, options or warrants would purchase at the current market price per share of Common Stock (as determined pursuant to paragraph (d) below) at such record date.  Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

(c)            If the Company shall distribute to all holders of its shares of Common Stock (including any distribution made in connection with a merger in which the Company is the surviving corporation) evidences of its indebtedness or assets (excluding cash, dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in paragraph (a) above) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as determined pursuant to paragraph (d) below) on the date of such distribution, and of which the denominator shall be the then current market price per share of Common Stock, less the then fair value (as reasonably determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

(d)            For the purpose of any computation under paragraphs (b) and (c) of this Section 6.1, the current market price per share of Common Stock at any date shall be the volume weighted average of the daily closing prices for the 20 consecutive trading days ending one trading day prior to the date of such computation.  The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not so listed or admitted to trading, the last sale price of the Common Stock on the OTC Bulletin Board, or any comparable system.  If the current market price of the Common Stock cannot be so determined, the Board of Directors of the Company shall reasonably determine the current market price on the basis of such quotations as are available.

(e)            No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in the determination of any subsequent adjustment.  All calculations shall be made with respect to the number of Warrant Shares purchasable hereunder, to the nearest tenth of a share and with respect to the Warrant Price payable hereunder, to the nearest whole cent.

(f)            Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Warrant Price payable upon exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

(g)            No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant need be made under paragraphs (b) and (c) if the Company issues or distributes to each Holder of Warrants the rights options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those paragraphs which each Holder of Warrants would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto.  No adjustment need be made for a change in the par value of the Warrant Shares.

(h)            For the purpose of this Section 6, the term “Common Stock” shall mean (i) the Series B common stock of the Company at the date of this Agreement, (ii) any other series or class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value, or (iii) the Series A common stock, par value $0.0001 per share, of the Company at any time after all outstanding shares of Series B Common Stock have been converted into shares of Series A Common Stock, or (iv) any other series or class of stock resulting from successive changes or reclassifications of Series A common stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value after all outstanding shares of Series B Common Stock have been converted into shares of Series A Common Stock.  In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant, and the Warrant Price of such shares, shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (i), inclusive, and the provisions of Section 6.3 and Section 8, with respect to the Warrant Shares, shall apply on like terms to any such other securities.

(i)             Upon the expiration of any rights, options, warrants or conversion or exchange privileges that result in an adjustment pursuant to this Section 6.1, if any thereof shall not have been exercised, the Warrant Price and the number of Warrant Shares purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised.

6.2           Notice of Adjustment.  Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Warrant Price of such Warrant Shares is adjusted, as herein provided, the Company shall, or in the event that a warrant agent is appointed, the Company shall cause the warrant agent, promptly, in any event within ten (10) days send to each Holder notice of such adjustment or adjustments.  Such notice shall set forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

6.3           No Adjustment for Dividends.  Except as provided in Section 6.1, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

6.4           Preservation of Purchase Rights Upon Merger, Consolidation, etc.  In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale, transfer or lease to another corporation of all or substantially all the assets of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute an agreement that each Holder shall have the right thereafter, upon such Holder's election, either (i) upon payment of the Warrant Price in effect immediately prior to such action, to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property (including cash) which the Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action (such shares and other securities and property (including cash) being referred to as the “Sale Consideration”) or (ii) to receive, in cancellation of such Warrant (and in lieu of paying the Warrant price and exercising such Warrant), the Sale Consideration less a portion thereof having a fair market value (as reasonably determined by the Company) equal to the Warrant Price (it being understood that, if the Sale Consideration consists of more than one type of shares, other securities or property, the amount of each type of shares, other securities or property to be received shall be reduced proportionately); provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a Warrant or upon the exercise of a Warrant.  The Company shall mail by first class mail, postage prepaid, to each Holder, notice of the execution of any such agreement.  Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.  The provisions of this paragraph shall similarly apply to successive consolidations, mergers, sales, transfers or leases.  The warrant agent (if appointed) shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement.

6.5           Statement on Warrants.  Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants issued before or after such adjustment may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

Section 7.                 Reservation of Warrant Shares; Purchase and Cancellation of Warrants.

7.1       Reservation of Warrant Shares.  There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants and any additional Warrants issuable hereunder.  The Company will keep a copy of this Agreement on file with the Transfer Agent for the Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants.  The warrant agent, if appointed, will be irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement.  The Company will supply such Transfer Agent with duly executed stock certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 8.  The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 6.2.

7.2           Purchase of Warrants by the Company.  The Company shall have the right, except as limited by law, other agreements or herein, with the consent of the Holder, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.

7.3           Cancellation of Warrants.  In the event the Company shall purchase or otherwise acquire Warrants, the same shall thereupon be cancelled and retired.  The warrant agent (if so appointed) shall cancel any Warrant surrendered for exchange, substitution, transfer or exercise in whole or in part.

Section 8.                Fractional Interests.  The Company shall not be required to issue fractional Warrants upon the transfer of any Warrant, or fractional Warrant Shares upon the exercise of Warrants.  If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented.  If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the volume weighted average of the daily closing sale prices (determined in accordance with paragraph 6.1(d)) per share of Common Stock for the 20 consecutive trading days ending one trading day prior to the date the Warrant is presented for exercise, multiplied by such fraction.

Section 9.                Exchange of Warrant Certificates.  Each Warrant certificate may be exchanged, at the option of the Holder thereof, for another Warrant certificate or Warrant certificates in different denominations (but not for any fractional Warrant or any denomination that would, but for Section 8, result in the issuance of a fractional share upon exercise) entitling the Holder or Holders thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle the Holder to purchase.  Any Holder desiring to exchange a Warrant certificate or certificates shall make such request in writing delivered to the Company at its principal office (or, if a warrant agent is appointed, the warrant agent at its principal office) and shall surrender, properly endorsed, the certificate or certificates to be so exchanged.  Thereupon, the Company (or, if appointed, the warrant agent) shall execute and deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested, in such name or names as such Holder shall designate.

Section 10.              Listing of Warrant Shares on Securities Exchange.  The Company will promptly use commercially reasonable efforts to cause the Warrant Shares to be listed, subject to official notice of issuance, on the principal national securities exchanges on which the Common Stock is listed and whose rules and regulations require such listing, as soon as practicable following the date of this Warrant Agreement.

Section 11.        Mutilated or Missing Warrants.  In case any of the certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and deliver (and, if appointed, the warrant agent shall countersign and deliver) in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor, but only upon receipt of evidence reasonably satisfactory to the Company and the warrant agent (if so appointed) of such loss, theft or destruction of such Warrant, and an indemnity or bond, if requested, also reasonably satisfactory to them.  An applicant for such a substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company (or the warrant agent, if so appointed) may prescribe.

Section 12.             No Rights as Shareholders; Notices to Holders.  Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.  If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur:  (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a regular cash dividend, as such dividend may be increased from time to time, or a dividend payable in shares of Common Stock) to the holders of its shares of Common Stock; or (b) the Company shall offer to the holders of its shares of Common Stock on a pro rata basis any cash, additional shares of Common Stock or other securities of the Company or any right to subscribe for or purchase any thereof; or (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets, and business as an entirety) shall be proposed, then in any one or more of said events the Company shall (i) give notice in writing of such event as provided in Section 14 and (ii) if the Warrants have been registered pursuant to the Act, cause notice of such event to be published once in The Wall Street Journal (national edition), such giving of notice and publication to be completed at least 10 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up or the date of expiration of such offer.  Such notice shall specify such record date or the date of closing the transfer books or the date of expiration, as the case may be.  Failure to publish, mail or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up, or such offer.

Section 13.             Appointment of Warrant Agent.  At such time as the Company shall register Warrants under the Act, the Company shall appoint a warrant agent to act on behalf of the Company in connection with the issuance, division, transfer and exercise of Warrants.  At such time as the Company appoints a warrant agent, the Company shall enter into a new Warrant Agreement with the warrant agent pursuant to which all new Warrants will be issued upon registration of transfer or division, which will reflect the appointment of the warrant agent, as well as additional customary provisions as shall be reasonably requested by the warrant agent in connection with the performance of its duties.  In the event that a warrant agent is appointed, the Company shall (i) promptly notify the Holders of such appointment and the place designated for transfer, exchange and exercise of the Warrants, and (ii) take such steps as are necessary to insure that Warrants issued prior to such appointment may be exchanged for Warrants countersigned by the warrant agent.

Section 14.             Notices; Principal Office.  Any notice pursuant to this Agreement by the Company or by any Holder to the warrant agent (if so appointed), or by the warrant agent (if so appointed) or by any Holder to the Company, shall be in writing and shall be delivered in person, or mailed first class, postage prepaid, or sent by air delivery service (a) to the Company, at its office, Attention: Chief Financial Officer, or (b) to the warrant agent, at its offices as designated at the time the warrant agent is appointed. The address of the principal office of the Company is 230 Constitution Drive, Menlo Park, California 94052.  Any notice given pursuant to this Agreement by the Company or the warrant agent to a Holder shall be in writing and shall be mailed first class, postage prepaid, or sent by air delivery service, or otherwise delivered to such Holder at the Holder’s address on the books of the Company or the warrant agent, as the case may be.  Each party hereto and any Holder may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice to the other party.

Section 15.             Successors.  Except as expressly provided herein to the contrary, all the covenants and provisions of this Agreement by or for the benefit of the Company and the Holder shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

Section 16.             Legends.  The Warrants shall bear an appropriate legend, conspicuously disclosing the restrictions on exercise under Section 2.2, and the Warrants and Warrant Shares shall bear an appropriate legend, conspicuously disclosing the restrictions on transfer under Section 4.3 until the same are registered for sale under the Act or are transferred in a transaction exempt from registration under the Act entitling the transferee to receive securities that are not deemed to be “restricted securities” as such term is defined in Rule 144 under the Act.  The Company agrees that upon the sale of the Warrants and Warrant Shares pursuant to a registration statement or an exemption entitling the transferee to receive securities that are not deemed to be “restricted securities,” or at such time as registration under the Act shall no longer be required, upon the presentation of the certificates containing such a legend to the transfer agent or warrant agent, if any, it will remove such legend; provided, that unless the request for removal of the legend is in connection with a sale registered under the Act, the Holder shall have provided an opinion of counsel, acceptable to the Company and the transfer agent or warrant agent, as applicable, to the effect that such legend may be removed in compliance with the Act.

Section 17.             Applicable Law.  This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

Section 18.             Benefits of this Agreement.  This Agreement shall be for the sole and exclusive benefit of the Company, the warrant agent and the Holders of the Warrants.  Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the warrant agent (if appointed) and the Holders any legal or equitable right, remedy or claim under this Agreement.

Section 19.             Counterparts.  This Agreement may be executed in any number of counterparts (including by separate counterpart signature pages) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 20.            Captions.  The captions of the Sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

ASTERIAS BIOTHERAPEUTICS, INC.

By:	s/Pedro Lichtinger
Pedro Lichtinger,
President and Chief Executive Officer

Attest:

By:	s/Judith Segall
Judith Segall, Secretary

EXHIBIT A

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS.  THIS WARRANT MAY NOT BE EXERCISED, SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THIS WARRANT OR ANY COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT

VOID AFTER 5:00 P.M. NEW YORK TIME, June 15, 2015

Certificate No.____	Warrant to Purchase

[Insert number of Shares]

Shares of Series B Common Stock

ASTERIAS BIOTHERAPEUTICS, INC.
SERIES B COMMON STOCK PURCHASE WARRANTS

This certifies that, for value received, _____________ or registered assigns (the “Holder”), is entitled to purchase from Asterias Biotherapeutics, Inc., a Delaware corporation (the “Company”), at a purchase price per share of Two Dollars and Thirty Four Cents ($2.34) (the “Warrant Price”), the number of shares of its Series B Common Stock, par value $0.0001 per share (the “Common Stock”), shown above.  The series and number of shares purchasable upon exercise of the Common Stock Purchase Warrants (the “Warrants”) and the Warrant Price are subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.  Outstanding Warrants not exercised prior to 5:00 p.m., New York time, on June 15, 2015 shall thereafter be void.

Subject to restriction specified in the Warrant Agreement, Warrants may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form on the reverse side hereof duly executed, and simultaneous payment of the Warrant Price (or as otherwise set forth in Section 6.4 of the Warrant Agreement) at the principal office of the Company (or if a warrant agent is appointed, at the principal office of the warrant agent).  Payment of the Warrant Price shall be made by bank wire transfer to the account of the Company or by bank cashier's check as provided in Section 2.1 of the Warrant Agreement.  As provided in the Warrant Agreement, the Warrant Price and the number or kind of shares which may be purchased upon the exercise of the Warrant evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.
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This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of June 16, 2014, and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant Certificate by acceptance of this Warrant Certificate consents.  A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company.  In the event that pursuant to Section 13 of the Warrant Agreement a warrant agent is appointed and a new warrant agreement entered into between the Company and such warrant agent, then such new warrant agreement shall constitute the Warrant Agreement for purposes hereof and this Warrant Certificate shall be deemed to have been issued pursuant to such new warrant agreement.

Upon any partial exercise of the Warrant evidenced by this Warrant Certificate, there shall be issued to the Holder hereof a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrant evidenced by this Warrant Certificate shall not have been exercised.  This Warrant Certificate may be exchanged at the office of the Company (or the warrant agent, if appointed) by surrender of this Warrant Certificate properly endorsed either separately or in combination with one or more other Warrant Certificates for one or more new Warrant Certificates evidencing the right of the Holder thereof to purchase the aggregate number of shares as were purchasable on exercise of the Warrants evidenced by the Warrant Certificate or Certificates exchanged.  No fractional shares will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.  This Warrant Certificate is transferable at the office of the Company (or the warrant agent, if appointed) in the manner and subject to the limitations set forth in the Warrant Agreement.

The Holder hereof may be treated by the Company, the warrant agent (if appointed), and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company (and the warrant agent, if appointed) may treat the Holder hereof as the owner for all purposes.

Neither the Warrant nor this Warrant Certificate entitles any Holder to any of the rights of a stockholder of the Company.
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[This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the warrant agent.]*

DATED:

ASTERIAS BIOTHERAPEUTICS, INC.

(Seal)	By:

Title:

Attest:
[COUNTERSIGNED:
WARRANT AGENT

By:	]*
Authorized Signature

*	To be part of the Warrant only after the appointment of a warrant agent pursuant to Section 13 of the Warrant Agreement.
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PURCHASE FORM

(To be executed upon exercise of Warrant)

To Asterias Biotherapeutics, Inc.:

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, _______ shares of Series B Common Stock, as provided for therein, and tenders herewith payment of the Warrant Price in full in the form of a bank wire transfer to the account of the Company or by bank cashier's check in the amount of $______________.

Please issue a certificate or certificates for such shares of Series B Common Stock in the name of, and pay any cash for any fractional share to:

(Please Print Name)

(Please Print Address)

(Social Security Number or Other Taxpayer Identification Number)

(Signature)

NOTE:	The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

And, if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the share purchasable thereunder less any fraction of a share paid in cash.
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ASSIGNMENT

(To be executed only upon assignment of Warrant Certificate)

For value received, _____________ hereby sells, assigns and transfers unto _______________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated:

(Signature)

NOTE:	The above signature should correspond exactly with the name on the face of this Warrant Certificate.

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